CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of Fusion Telecommunications International, Inc. and Subsidiaries on Form S-1 (Registration No. 333-120412 & 333-124206), of our report dated March 10, 2006, except for paragraph 6 of Note 21 which is as of March 30, 2006, which appears in the Annual Report on Form 10-K of Fusion Telecommunications International, Inc. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 28, 2006